C. R. BARD, INC. AND SUBSIDIARIES

EXHIBIT 21

Parents and Subsidiaries of Registrant

The following table lists, as of December 31, 1995, the Company and its significant subsidiaries and indicates the jurisdiction of organization of each subsidiary and the percentage of voting securities owned by the immediate parent of each subsidiary.

                                         Where         % of
                                      Incorporated Voting Stock

C. R. Bard, Inc.                      New Jersey   (Registrant)
  American Hydro-Surgical
   Instruments, Inc.                  Maryland         100
  Bard Access Systems, Inc.           Utah             100
  Bard Canada Inc.                    Canada           100
    Purchaseco Inc.                   Canada           100
      Vas-Cath Holdings Ltd.          Canada           100
        Vas-Cath, Inc.                Canada           100
        Med-Pro Design Inc.           Canada           100
  Bard Cardiopulmonary, Inc.          Delaware         100
  Bard Devices, Inc.                  Delaware         100
    Davol Inc.                        Delaware         100
    Bard Diagnostic Sciences, Inc.    Washington       100
    Bard Fiberoptics Technologies,
     Inc.                             Michigan         100
  Bard Holdings Limited               England          100
    Bard Limited                      England          100
      Bard Sendirian Berhad           Malaysia          85
      Angiomed UK Limited             England          100
  Bard Implants, Inc.                 Delaware         100
  Bard International, Inc.            Delaware         100
    Bard Japan Limited                Japan            100
    Productos Bard de Mexico S.A.
     de C.V.                          Mexico           100
  Bard Shannon Limited                Ireland          100
    Angiomed GmbH                     Germany          100
    Angiomed Netherlands              Netherlands      100
    Bard Benelux N.V.                 Belgium          100
    Bard Dublin                       Ireland          100
    Bard de Espana, S.A.              Spain            100
      Bard Portugal LDA               Portugal         100
    Bard Galway Limited               Ireland          100
      Bard Connaught Limited          Ireland          100
    Bard S.P.A.                       Italy            100
      Angiomed Italy S.P.A.           Italy            100
    C. R. Bard GmbH                   Germany          100
      Angiomed KG                     Germany          100


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                C. R. BARD, INC. AND SUBSIDIARIES

EXHIBIT 21

Parents and Subsidiaries of Registrant (continued)

                                         Where         % of
                                      Incorporated Voting Stock
    C. R. Bard Ireland Limited        Ireland          100
    Laboratories Bard S.A.            France           100
      Cardial S.A.                    France           100
  BCP Puerto Rico, Inc.               Delaware         100
  Catalina Acquisition Corp.          Delaware         100
  CRB Delaware, Inc.                  Delaware         100
  Laboratoires Bard, Inc.             Delaware         100
    Bard Nice S.N.C.                  France           100
  Laparoscopic Devices Acquisition
   Corp.                              Delaware         100
  MedChem Products, Inc.              Massachusetts    100
    Gesco Internationa, Inc.          Massachusetts    100
    MedChem (P.R.) Inc.               Massachusetts    100
  Pilot Cardiovascular Systems, Inc.  Delaware         100
  Roberts Laboratories, Inc.          Arizona          100

The Consolidated Financial Statements include the accounts of the Registrant and all its wholly-owned subsidiaries.

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